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                                 BIOMATRIX, INC.

                        EXHIBIT 21 - LIST OF SUBSIDIARIES


                                                                 COUNTRY
NAME OF SUBSIDIARY                                          WHERE INCORPORATED
------------------                                          ------------------

Biomatrix Medical Canada Inc.                               Canada


Biomatrix (U.K.) Limited                                    Great Britain


Biomatrix Svenska AB                                        Sweden


Biomatrix France SARL                                       France


Biomatrix Schwiez GmbH                                      Switzerland


Biomatrix Hong Kong Limited                                 Hong Kong


Biomatrix (Germany) GmbH                                    Germany